Exhibit 99.1

China Direct Industries Reports Financial Results for the Third Quarter of Fiscal 2010 Ended June 30, 2010

-3rd Quarter Revenue of $31.9 Million up 64% from the Three Month Period Ended June 30, 2009
-3rd Quarter Revenue Improves Across All Business Segments Compared to the Three Month Period Ended June 30, 2009
-3rd Quarter Gross Margins Improve to 6.1% from (1.6%) in Three Month Period Ended June 30, 2009

DEERFIELD BEACH, FL--(08/12/10) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today its financial results for the third quarter of our fiscal 2010 for the three months ended June 30, 2010.

Financial Highlights

For the third quarter of fiscal 2010 total revenues increased to $31.9 million, a 64% increase as compared to total revenues of $19.5 million for the three month period ended June 30, 2009. Our third quarter gross profit reached $2.0 million as compared to a loss of ($308,000) for the three month period ended June 30, 2009.  Our operations resulted in a net loss for the third quarter of fiscal 2010 of ($1.1 million) inclusive of $420,000 in non-cash compensation.  This represents a substantial improvement from the third quarter of fiscal 2009 where we recorded a net loss of ($2.9 million).  Our loss per basic and diluted share narrowed to ($0.04) from the ($0.12) recorded in the three month period ended June 30, 2009.  Operating revenue, gross margins, and gross profit increased across all business segments reflecting a continued improvement in each of the segments. For the first nine months of fiscal 2010, revenue totaled $77.6 million with a net loss of ($412,000) inclusive of $1.1 million in non-cash compensation compared to revenues of $79 million with a net loss of ($8.8) million for the first nine months of fiscal 2009.

Balance Sheet

At June 30, 2010, total assets were $83.7 million and shareholder equity was $51.0 million with 31.0 million shares outstanding. At September 30, 2009, total assets were $80.5 million and shareholder equity of $46.1 million with 27.2 million shares outstanding. At June 30, 2010 cash and cash equivalents were $14.4 million and working capital was $37.1 million. At September 30, 2009 cash and cash equivalents were $12.9 million and working capital was $31.0 million.

Financial Outlook and Conference Call

The overall environment in our various segments continue to improve especially in consulting where we have signed two new clients and anticipate the consummation of a number of business transactions with them in the fourth quarter.  The gross margin and revenue improvements trend in our magnesium segment continued in the third quarter with gross margins improving to 4.3%, a 19% increase from gross margins of 3.6% recorded in the second quarter of fiscal 2010.  We anticipate this trend will continue as additional production from our restarted facilities is brought online in the coming quarters and we broadened our magnesium product offerings with the integration of Ruiming Magnesium into our IMG brand.  Our trading operations are finalizing several purchase and sale agreements for various metal ore for delivery into China from South America and Mexico with shipments expected to begin in the fourth quarter of fiscal 2010.   While we remain optimistic regarding our outlook for the remainder of fiscal 2010, when taking all of these factors into consideration, we now see our net income ranging between $6 to $8 million and our revenue ranging from between $120 and $130 million.  We will further discuss our operating results as well as our outlook for the remainder of fiscal 2010 during the conference call today, August 12, 2010 at 5:00 PM EST.

Commenting on the third quarter, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "Our results for the third quarter reflect a significant improvement in overall operating revenue across all of our business segments as compared to the same period in fiscal 2009.  Additionally we are encouraged by the sequential improvement in our magnesium segment where both revenue and gross margins have improved significantly as we prepare to reinitiate operations at several facilities in response to signs of increasing demand.  We believe our consulting operations are poised to add a substantial contribution to our bottom line performance in the near term as we recently added two new clients and we anticipate the efforts we have made in our international commodity trading business will also begin to demonstrate positive results. As we head into the fourth quarter of fiscal 2010 and into fiscal 2011, we maintain a strong balance sheet with significant cash and negligible debt in an improving environment across all our business segments."
China Direct Industries Conference Call to discuss the Company's financial results for the third quarter of fiscal 2010.
The conference call will take place at 5:00 p.m. EST on Thursday August 12, 2010. Anyone interested in participating should call (877) 407-8035 if calling within the United States or (201) 689-8035 if calling internationally approximately 5 to 10 minutes prior to 5:00 p.m. Participants should ask for the China Direct Industries Third Quarter 2010 Financial Results conference call.

This call is being webcast and can be accessed at China Direct Industries website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=160959. The playback of the webcast can be accessed through either site until August 12, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

 CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	September 30, 2009
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$14,397,702	$12,851,310
Investment in marketable securities available for sale	2,873,676	5,589,037
Investment in subsidiaries -- cost method	290,864	290,864
Accounts receivable, net of allowance of $127,089 and $746,786, respectively	11,993,071	8,195,916
Accounts, prepaid and loan and other receivable - related parties	8,085,391	9,272,240
Inventories, net	7,235,355	5,806,722
Prepaid expenses and other current assets	6,731,966	5,092,205
Current assets of discontinued operations	51,345	51,345
Total current assets	51,659,370	47,149,639
Restricted cash	602,180	722,324
Property, plant and equipment, net	30,183,152	31,331,992
Prepaid expenses and other assets	2,397	1,836
Property use rights, net	1,081,928	1,113,902
Long-lived assets of discontinued operations	196,078	196,078
Total assets	$83,725,105	$80,515,770

LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$1,843,257	$1,521,002
Accounts payable and accrued expenses	9,588,108	7,708,730
Accounts and other payable-related parties	669,381	451,345
Advances from customers and deferred revenue	987,573	2,007,137
Other payables	737,600	3,072,238
Taxes payable	479,020	1,130,907
Current liabilities of discontinued operations	300,000	300,000
Total current liabilities	14,604,939	16,191,358
Loans payable-long term	-	-
Total liabilities	14,604,939	16,191,358

CHINA DIRECT INDUSTRIES INC. EQUITY
Preferred Stock: $.0001 par value, stated value $1,000 per share	1,006,250	1,006,250
Common Stock: $.0001 par value; 31,003,710 and 27,189,719 outstanding, respectively	3,100	2,719
Additional paid-in capital	63,466,474	57,492,755
Accumulated other comprehensive income	1,327,336	1,902,221
Accumulated deficit	(14,820,913)	(14,328,732)
Total China Direct Industries, Inc. stockholders' equity	50,982,247	46,075,213
Noncontrolling interests	18,137,919	18,249,198
Total equity	69,120,166	64,324,411
Total liabilities and equity	$83,725,105	$80,515,770

The notes to our unaudited consolidated financial statements are an integral part of these unaudited financial statements.

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30
	2010	2009	2010	2009
Revenues	$29,987,583	$17,468,762	$71,021,737	$58,876,248
Revenues-related parties	1,956,931	2,007,621	6,545,831	20,242,695
Total revenues	31,944,514	19,476,383	77,567,568	79,118,943
Cost of revenues	29,984,123	19,784,135	71,788,808	79,124,046
Gross profit (loss)	1,960,391	(307,752)	5,778,760	(5,103)

Operating expenses:
Selling, general, and administrative	3,304,123	2,711,369	8,566,932	8,844,318
Operating loss	(1,343,732)	(3,019,121)	(2,788,172)	(8,849,421)
Other (expense) income:
Other (expense) income:	(43,961)	58,364	4,524	125,192
Interest income (expense)	37,332	(86,856)	40,944	(98,240)
Realized gain (loss) on sale of marketable securities	33,155	(79,221)	2,134,344	(410,750)
Realized loss on other than temporary impairment	-	-	-	(7,521,088)
Realized gain on sale subsidiaries	-	-	-	238,671
Total other income (expense)	26,526	(107,713)	2,179,812	(7,666,215)
Loss from continuing operations before income taxes	(1,317,206)	(3,126,834)	(608,360)	(16,515,636)
Income tax (expense) benefit	(7,378)	(13,056)	(62,302)	166,414
Loss from continuing operations, net of income taxes	(1,324,584)	(3,139,890)	(670,662)	(16,349,222)
Loss from discontinued operations	-	(574,217)	-	(2,111,040)
Net loss	(1,324,584)	(3,714,106)	(670,662)	(18,460,262)
Net loss attributable to noncontrolling interests-continuing operations	240,167	545,084	258,913	2,934,573
Net loss attributable to noncontrolling interests-discontinued operations	-	281,366	-	1,034,411
Net loss attributable to China Direct Industries, Inc.	(1,084,417)	(2,887,657)	(411,749)	(14,491,278)

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,125)	(33,691)	(80,433)	(74,161)
Net loss attributable to common stockholders	(1,104,542)	(2,921,348)	(492,182)	(14,565,439)

Basic and diluted income ( loss) per common share
Basic	$(0.04)	$(0.12)	$(0.02)	$(0.61)
Diluted	(0.04)	(0.12)	(0.02)	(0.61)
Basic weighted average common shares outstanding	28,828,887	24,168,640	28,940,495	$23,731,020
Diluted weighted average common shares outstanding	28,828,887	24,168,640	28,940,495	$23,731,020

The notes to our unaudited consolidated financial statements are an integral part of these unaudited financial statements.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, margins, net income and earnings, magnesium prices and demand, our expectations regarding the consummation of transactions involving our new clients and our ability to complete expected deliveries of metal ore in our international trading business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our acquisition strategy of growing our business through increased magnesium production capacity and acquisitions.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•
Our dispute with the noncontrolling shareholders of Pan Asia Magnesium that resulted in our establishment of a reserve for loss and the possibility of litigation and adverse outcomes in such litigation.

•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Recent substantial declines in the market price for shares of our common stock and continued highly volatile and wide market price fluctuations.

    We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009 and our reports on Form 10-Q.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net